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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 MAPICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                [LOGO OF MAPICS]

                                                               December 29, 2000

Dear Shareholder:

   You are cordially invited to attend the annual meeting of shareholders of MAPICS, Inc., which will be held on February 13, 2001 at 9:00 a.m. at the Four Seasons Hotel, 75 14th Street, Atlanta, Georgia.

   At the annual meeting, shareholders will be asked to vote on the election of one director to serve until the 2004 annual meeting of shareholders. This matter is described in the accompanying proxy statement.

   It is important that your stock be represented at the meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting. You can submit your proxy voting instructions via the Internet, by touch tone telephone or by marking and returning the enclosed proxy card. Please see the instructions on how to vote attached to the notice of proxy. The method by which you vote by proxy now will not limit your right to vote at the meeting if you decide to attend in person. If you do attend and wish to vote in person, you may simply change your prior vote at the meeting.

   If you plan to attend the meeting, please so indicate when you vote via the Internet or by touch tone telephone or when you return your proxy card. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, bank or other nominee holding the shares to provide you with evidence of your share ownership so that you may be admitted to the meeting.

                                        Sincerely,

                                        /s/ Richard C. Cook

                                        Richard C. Cook
                                        President and Chief Executive Officer

                                  MAPICS, Inc.
                        1000 Windward Concourse Parkway
                           Alpharetta, Georgia 30005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 13, 2001

   NOTICE HEREBY IS GIVEN that the 2001 annual meeting of shareholders of MAPICS, Inc. will be held at the Four Seasons Hotel, 75 14th Street, Atlanta, Georgia, on Thursday, February 13, 2001 at 9:00 a.m. The purposes of the meeting is for the shareholders to consider and vote upon:

  . the election of one director to serve until the 2004 annual meeting of shareholders; and

  . such other business as properly may come before the annual meeting or any adjournments.

   Information relating to these matters is set forth in the attached proxy statement. Shareholders of record at the close of business on December 15, 2000 are entitled to receive notice of and to vote at the annual meeting and any adjournments. We encourage you to vote using the Internet, by touch tone telephone or by returning the enclosed proxy card in the envelope provided.

                                          By order of the board of directors.


                                          /s/ Martin D. Avallone

                                          Martin D. Avallone
                                          Vice President, General Counsel
                                          and Secretary

Atlanta, Georgia
December 29, 2000

                                  HOW TO VOTE

Vote By Internet

   You can submit your proxy voting instructions via the Internet at the website identified on the enclosed proxy card. Internet voting is available 24 hours a day and will be accessible until midnight Eastern Standard Time on February 12, 2001. You will be given the opportunity to confirm that your voting instructions have been properly recorded. Our Internet voting procedures are designed to authenticate shareholders' identities by using individual control numbers. If you vote via the Internet, you do not need to return your proxy card.

Vote By Telephone

   You can submit your proxy voting instructions by touch tone telephone by calling the phone number identified on the enclosed proxy card. Telephone voting is available 24 hours a day and will be available until midnight Eastern Standard Time on February 12, 2001. As with Internet voting, you will be given the opportunity to confirm that your voting instructions have been properly recorded. In addition, our telephone voting procedures are designed to authenticate shareholders' identities by using individual control numbers. If you vote via touch tone telephone, you do not need to return your proxy card.

Vote By Mail

   If you choose to submit your proxy voting instructions by mail, please mark the enclosed proxy card, date and sign it and return it in the enclosed postage-paid envelope.

 YOU CAN SPARE US THE EXPENSE OF FURTHER PROXY SOLICITATION BY VOTING PROMPTLY
               BY PROXY IN ONE OF THE THREE WAYS DESCRIBED ABOVE.

Vote at the Annual Meeting

   You can vote in person if you attend the annual meeting. However, we encourage you to vote now by proxy in one of the three ways described above. If you then attend the annual meeting and wish to vote in person at the annual meeting, you can then simply change your prior vote at the meeting. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, bank or other nominee holding the shares to provide you with evidence of your share ownership so that you may be admitted to the meeting.

                                  MAPICS, Inc.

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 13, 2001

   The board of directors of MAPICS, Inc. is furnishing this proxy statement to solicit your proxy for the voting of your shares at the 2001 annual meeting of shareholders and at any adjournments. The annual meeting will be held on Thursday, February 13, 2001 at 9:00 a.m. at the Four Seasons Hotel, 75 14th Street, Atlanta, Georgia.

   We are mailing this proxy statement and the accompanying proxy card to shareholders on or about December 29, 2000

                                     VOTING

General

   The securities that can be voted at the annual meeting consist of (a) common stock, $.01 par value per share, (b) Series D convertible preferred stock, $1.00 par value per share, and (c) Series E convertible preferred stock, $1.00 par value per share. Holders of common stock are entitled to cast one vote for each share held on the record date on each matter submitted to the shareholders at the annual meeting. Holders of the Series D preferred stock and the Series E preferred stock are entitled to vote on an as converted basis with the holders of the common stock as a single class. Series D preferred shareholders and Series E preferred shareholders are entitled to cast 10 votes for each share of Series D preferred stock or Series E preferred stock held on the record date on each matter submitted to the shareholders at the annual meeting.

   The record date for determining the shareholders who are entitled to receive notice of and to vote at the annual meeting has been fixed by the board of directors as the close of business on December 15, 2000. On the record date, 19,930,889 shares (on an as converted basis) of common stock were outstanding and eligible to be voted at the annual meeting.

Quorum and Vote Required

   The presence at the annual meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the annual meeting. In determining whether a quorum is present, we will treat votes withheld from any director nominee, as well as abstentions with regard to any other proposal that may properly come before the meeting, as "votes entitled to be cast" and will count then as present for purposes of determining the presence or absence of a quorum.

   The proposal to elect one director to serve until the 2004 annual meeting must be approved by a plurality of the votes represented at the annual meeting and entitled to be cast on the proposal, provided a quorum is present. As a result, votes withheld will have no effect. Any broker non-votes will not be considered to be "votes entitled to be cast." Broker non-votes are votes that brokerage firms and banks holding shares of record for their customers are not permitted to cast under stock exchange rules because the brokerage firms and banks have not received specific instructions from their customers as to certain proposals and as to which the brokerage firms and banks have advised us that they lack voting authority. We believe that under applicable stock exchange rules, brokerage firms and banks will be able to vote their customers' unvoted shares with regard to the proposal to elect a director.

Voting by Proxy

   If you are unable to attend the annual meeting in person or will attend but do not wish to vote in person, you may submit your proxy voting instructions via the Internet or by touch tone telephone by midnight Eastern Standard Time on February 12, 2001, or by completing and returning the enclosed proxy card in time for receipt no later than the close of business on February 12, 2001. You may submit your proxy voting instructions via the Internet by accessing the website identified on the enclosed proxy card and following the instructions on the website. If you choose to submit your proxy voting instructions by touch tone telephone, please call the phone number identified on the enclosed proxy card and follow the prompts. In addition, you may give your voting instructions by specifying your choice with regard to the proposal on the enclosed proxy card and returning it in the enclosed envelope.

   If you submit your valid voting instructions to us via the Internet, the telephone or by proxy card in time to be voted at the annual meeting and do not revoke such voting instructions, the shares subject to your voting instructions will be voted at the annual meeting in accordance with your instructions. If you do not give specific instructions, the shares represented by a valid proxy will be voted "FOR" the election of the director nominee named in the proposal. If the nominee should become unable to serve for any reason and the board of directors designates a substitute nominee, the persons named as proxies on the proxy card will vote all valid proxies for the election of the substitute nominee.

   Your submission of a proxy via the Internet, by telephone or by mail does not affect your right to vote in person should you attend the annual meeting. However, the only way to revoke a proxy, whether it was given via the Internet, the telephone or by mail, is by the following methods:

  . giving written notice of revocation to MAPICS, Inc., 1000 Windward Concourse Parkway, Alpharetta, Georgia 30005, Attention: Martin D. Avallone, Vice President, General Counsel and Secretary;

  . executing a proxy card bearing a later date and delivering it to Mr. Avallone; or

  .  voting in person at the annual meeting.

   We are not presently aware of any other matters that will be considered at the annual meeting. However, if a matter that is not listed on the enclosed proxy card is properly brought before the annual meeting, the persons named as proxies on the enclosed proxy card will vote the shares represented by proxy in accordance with their judgment of what is in the best interest of the Company.

Cost of Proxy Solicitation

   We are soliciting your proxy on behalf of the board of directors, and we will bear all of the related costs. Brokerage firms, banks and others holding shares in their names or in the names of their nominees will forward copies of the proxy solicitation materials to beneficial owners and will seek authority for execution of proxies. We will reimburse them for their reasonable expenses in so doing. Our employees may also communicate with you to solicit your proxy, but we will not pay them any additional compensation for doing so.

                                STOCK OWNERSHIP

   The following table sets forth information as of November 1, 2000 (unless otherwise indicated) regarding the beneficial ownership of our common stock by each person known by us to own more than 5% of any class of our voting securities, each director and nominee for director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

   Pursuant to Securities and Exchange Commission rules, the number of shares of common stock beneficially owned by a specified person or group includes shares issuable pursuant to convertible securities, warrants and options held by such person or group that may be converted or exercised within 60 days after November 1, 2000. Such shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person or group.

   The persons named in the table gave us the stock ownership information about themselves. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

                                  Amount and Nature of Beneficial Ownership
                               ------------------------------------------------
                                            Stock Options
                               Common Stock  Exercisable
                               Beneficially   Within 60      Total
                                  Owned      Days After   Common Stock Percent
                                Excluding    November 1,  Beneficially of Class
                                 Options        2000         Owned      Owned
                               ------------ ------------- ------------ --------
Principal Shareholders
----------------------
General Atlantic Partners,
 LLC(1).......................  4,000,000          --      4,000,000    19.43%
Heartland Advisors, Inc.(2)...  3,119,900          --      3,119,900    17.25
Liberty Wanger Asset Manage-
 ment LP(3)...................  1,945,000          --      1,945,000    10.75
Executive Officers and
----------------------
 Directors
 ---------
Martin D. Avallone(4)(5)
  Vice President, General
   Counsel and Secretary......     13,747       54,475        68,222        *
George A. Chamberlain 3d(6)
  Director....................      2,940      138,000       140,940        *
Richard C. Cook(4)(5)(7)
  President, Chief Executive
   Officer and Director.......     62,194      276,575       338,769     1.84
William J. Gilmour(4)(5)
  Chief Financial Officer and
   Treasurer..................     25,850       99,157       125,007        *
Stephen C. Haley(5)(8)
  Chief Operating Officer.....     19,250       50,000        69,250        *
Roger J. Heinen, Jr.
  Director....................      1,792       19,584        21,376        *
Edward J. Kfoury(9)
  Director....................     55,371       30,568        85,939        *
Terry H. Osborne
  Director....................      2,706       12,250        14,956        *
H. Mitchell Watson, Jr.(10)
  Director....................     42,017       20,372        62,389        *
All directors and executive
 officers as a group
 (9 persons)..................    225,867      700,981       926,848     4.93

--------
  * Represents beneficial ownership of less that 1% of our outstanding common stock.

 (1) Includes 880,290 shares of common stock and 88,029 shares of Series D convertible preferred stock held by General Atlantic Partners 21, L.P., or GAP 21; 188,120 shares of common stock, 11,971 shares of

      Series D convertible preferred stock and 6,840 shares of Series E convertible preferred stock held by GAP Coinvestment Partners, L.P., or GAP Coinvestment; and 431,600 shares of common stock and 43,159 shares of Series E convertible preferred stock held by General Atlantic Partners 32, L.P., or GAP 32. Each share of Series D convertible preferred stock and Series E convertible preferred stock is convertible at any time into 10 shares of common stock. Also includes 863,190 and 136,810 shares of common stock underlying warrants held by GAP 32 and GAP Coinvestment, respectively. As a result of the foregoing, GAP Coinvestment, GAP 21, GAP 32 and General Atlantic Partners, LLC, or GAP LLC, the sole general partner of GAP 21 and GAP 32, which we refer to collectively as the GA Entities, own beneficially 4,000,000 shares of common stock. The GA Entities own beneficially 1,500,010 shares of common stock, 100,000 shares, or 80.0%, of the outstanding Series D convertible preferred stock, 49,999 shares, or 100%, of the outstanding Series E convertible preferred stock and 100% of the warrants for the purchase of a total of 1,000,000 shares of common stock. William E. Ford, Stephen P. Reynolds, William O. Grabe, Steven A. Denning, David C. Hodgson, Peter L. Bloom, Franchon M. Smithson and J. Michael Cline, whom we refer to as the GA Members, are the managing members of GAP LLC and are the general partners of GAP Coinvestment. The GA Members disclaim beneficial ownership of such shares, except to the extent of each member's pecuniary interest therein. The address of GAP LLC is 3 Pickwick Plaza, Greenwich, Connecticut 06830.
 (2) According to Amendment No. 1 to Schedule 13G dated June 30, 2000, Heartland Advisors, Inc., a registered investment advisor, and William J. Nasgovitz, the president and principal shareholder of Heartland Advisors, together have sole voting and investment power with respect to all of the shares shown. The address of Heartland Advisors, Inc. and Mr. Nasgovitz is 789 North Water Street, Milwaukee, Wisconsin 53202.
 (3) Liberty Wanger Asset Management LP, a registered investment advisor, has sole voting and investment power with respect to all of the common stock shown. The address of Liberty Wanger Asset Management LP is 227 West Monroe Street, Suite 3000, Chicago, Illinois, 60606.
 (4) Includes the following shares of restricted common stock issued on April 14, 1999, for which the officer has voting rights but does not have the right to dispose of the stock until April 14, 2002, provided the officer is still employed by us:

      .    7,059 shares for Mr. Avallone

      .   47,059 shares for Mr. Cook

      .   16,471 shares for Mr. Gilmour
 (5) Includes the following shares of restricted common stock issued on March 31, 2000, for which the officer has voting rights but does not have the right to dispose of the stock until March 31, 2003, provided the officer is still employed by us:

      .    3,750 shares for Mr. Avallone

      .   11,000 shares for Mr. Cook

      .    9,250 shares for Mr. Haley

      .    3,750 shares for Mr. Gilmour
 (6) Excludes 8,262 shares of common stock subject to options which Mr. Chamberlain has gifted to his grandchildren and as to which he disclaims beneficial ownership.
 (7)  Includes 200 shares of common stock owned by Mr. Cook's wife.
 (8)  Includes 10,000 shares of common stock owned by Mr. Haley's wife.
 (9) Includes 2,500 shares of common stock held by the Patricia A. Kfoury Revocable Trust u/d/t/ dated April 21, 1998 for the benefit of Mr. Kfoury's wife.
(10) Excludes 4,701 shares of common stock subject to options which Mr. Watson has gifted to his children and as to which he disclaims beneficial ownership. Includes 5,000 shares of common stock owned by Mr. Watson's wife and a right to receive 1,305 shares of common stock granted to Mr. Watson under the 1998 Director Stock Incentive Plan which vest 30 days after Mr. Watson's retirement from the Board.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

Nominees

   Pursuant to our Articles of Incorporation and Bylaws, our board of directors must consist of at least three and no more than eleven persons, with the precise number to be determined by resolution of our shareholders or the board of directors from time to time. The board is now comprised of six directors and is divided into three classes of two directors each. The shareholders elect the directors in each class for a term of three years and until their successors are elected and qualified. The term of office of one class of directors expires each year at the annual meeting, and the shareholders elect a new class of directors each year at that time.

   At the annual meeting, the terms of the two Class I directors, Roger J. Heinen Jr. and Edward J. Kfoury, will expire. Mr. Heinen has chosen not to seek re-election. The board of directors has nominated Mr. Kfoury for re-election at the annual meeting. If re-elected, Mr. Kfoury will serve a three-year term that will expire at the 2004 annual meeting. If Mr. Kfoury should be unavailable to serve for any reason, which is not anticipated, the board of directors may:

  . designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid proxies for the election of such substitute nominee;

  . allow the vacancy to remain open until a suitable candidate is located and nominated; or

  .  adopt a resolution to decrease the authorized number of directors.

   The board of directors currently intends to fill the board position currently held by Mr. Heinen as soon as the board identifies a suitable replacement.

   The board of directors unanimously recommends that you vote "FOR" the proposal to re-elect Edward J. Kfoury as a director for a three-year term expiring at the 2004 annual meeting and until his successor has been duly elected and qualified.

Information Regarding Nominee and Continuing Directors

   Listed below is the name of the board's nominee for re-election, that director who has chosen not to seek re-election, and each of the four incumbent directors whose term of office will continue after the annual meeting, together in each case with his age as of December 1, 2000, his business experience and the year he first became a director.

       Class I Director Nominated to Serve Until the 2004 Annual Meeting

Edward J. Kfoury.....  Mr. Kfoury, age 62, has been a member of our board since May 1993. He was initially appointed to the board of directors as a designee of IBM, but he no longer serves as an IBM designee. Mr. Kfoury served as a division President and as a Vice President of IBM until June 1, 1993, the date of his retirement. Mr. Kfoury is also a director of Dendrite International, Inc.

            Class I Director Who has Chosen Not to Seek Re-election

Roger J. Heinen,       Mr. Heinen, age 49, has been a member of our board
Jr. .................  since September 1997. From January 1993 until March
                       1996, he served as a Senior Vice President of Microsoft
                       Corporation. Prior to that time, he was a Senior Vice
                       President of Apple Computer, Inc. from January 1990 until January 1993. Mr. Heinen is also a director of ANSYS, Inc., Avid Technologies, Inc., and Progress
                       Software, Inc.

           Class II Directors To Serve Until the 2002 Annual Meeting

George A.
Chamberlain 3d.......  Mr. Chamberlain, age 65, has been a member of our board since August 1997. Mr. Chamberlain has served as the Chief Financial Officer of Radnet, Inc., a computer software company, since September 1997. From September 1994 until August 1997, he served as our Chief Financial Officer. During 1993 and 1994, Mr. Chamberlain was an Executive Vice President with Capital Technologies, Inc., a consulting and venture capital company. Mr. Chamberlain retired from Digital Equipment Corporation in 1992 after 23 years of service, where his last position was Vice President of Finance.

Richard C. Cook......  Mr. Cook, age 53, has been our President and Chief
                       Executive Officer and a member of our board since August 1997. From October 1994 to July 1997, Mr. Cook served as the Senior Vice President and General Manager of our MAPICS Business Group. Mr. Cook served as the President and Chief Executive Officer of Mapics, Inc., a former subsidiary, from March 1993 to October 1994. Mr. Cook was employed by IBM as Director of its Atlanta Software Development Laboratory from March 1990 to February 1993 and as Director of its Corporate Computer Integrated Manufacturing Project Office from March 1988 to April 1990.

      Class III Directors Nominated To Serve Until the 2003 Annual Meeting

Terry H. Osborne.....  Mr. Osborne, age 62, has been a member of our board since January 1998. Mr. Osborne is a Special Advisor to General Atlantic Partners LP and has served as President and Chief Operating Officer of System Software Associates, Inc., or SSA, a computer software company, from October 1994 to October 1996, the date of his retirement. From October 1987 to November 1994, he served as SSA's General Manager and Vice President-- Europe. Prior to joining SSA, he was employed by IBM in various capacities since 1961, including Vice President level positions in both the United States and Europe. Mr. Osborne is also Chairman of Prime Response Group, Inc. and is a director of Dendrite International, Inc. and Eyretel PLC.

H. Mitchell Watson,
Jr. .................  Mr. Watson, age 63, has been a member of our board and
                       Chairman of the Board of Directors since September 1997. Mr. Watson has served as the President of Sigma Group of America, a consulting company, since June 1992. From January 1989 until June 1992, he was President and Chief Executive Officer of Rolm Co., a telecommunications joint venture of IBM and Siemens AG. In addition, he is a retired Vice President of IBM. Mr. Watson is also a director of Praxair Inc., DDSPower.com and Identrus LLC.

Meetings and Committees of the Board of Directors

   The board of directors conducts its business through meetings of the full board and through committees of the board. During the fiscal year ended September 30, 2000, the board of directors held eighteen meetings, the compensation committee held five meetings, the audit committee held three meetings and the strategic relationship committee held one meeting. Each director attended at least 75% of all meetings of the full board of directors and of each committee on which he served.

   The audit committee reviews with our independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any. Members also consult with the independent accountants and management with regard to our accounting methods and the adequacy of our internal accounting controls as well as review the range of the independent accountants' audit and nonaudit fees. The audit committee also reviews our audited year-end financial statements and discusses them and the audit with our management and our independent auditors. The audit committee also discusses with and receives assurances from our independent auditors regarding their independence from the Company and its management. The audit committee is comprised of George A. Chamberlain 3d (Chairman), Roger J. Heinen, Jr. and H. Mitchell Watson, Jr.

   The compensation committee evaluates and approves the compensation arrangements of senior management and administers and interprets our employee benefit plans. Administration of our benefit plans includes, among other things, determining which directors, officers and employees will receive awards under the plans, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. The compensation committee is comprised of Edward J. Kfoury (Chairman), H. Mitchell Watson, Jr. and Terry H. Osborne.

   The strategic relationship committee reviews certain potential strategic relationships that management is considering. The strategic relationship committee is comprised of H. Mitchell Watson (Chairman), Edward J. Kfoury, George A. Chamberlain 3d and Richard C. Cook.

   The board of directors as a whole functions as a nominating committee to select management's nominees for election to the board. The board of directors also will consider nominees recommended by shareholders. For a description of requirements regarding shareholder nominations and other proposals, see "Shareholders' Proposals For 2002 Annual Meeting."

Director Compensation

   Upon the commencement of their service as directors, we grant each of our non-employee directors an option to purchase 20,000 shares of common stock under our 1998 Non-Employee Director Stock Option Plan ("Director Option Plan"). For each year they continue to serve, we historically have granted each director an additional option to purchase 3,000 shares of common stock. Beginning January 1, 2001, we now grant each director an additional option to purchase 5,000 shares of common stock for each year they continue to serve. The initial options to purchase 20,000 shares and the annual options to purchase 3,000 shares granted under the 1998 Director Option Plan vest at a rate of 25% on each anniversary of the grant date so that on the fourth anniversary they are fully vested. The subsequent annual options to purchase 5,000 shares will vest in one full installment on the first anniversary of the grant date.

   In consideration for their service, on December 13, 2000, each non-employee director was granted an option to purchase 5,000 shares of common stock pursuant to the terms of the 1998 Long Term Incentive Plan. Such options will vest at a rate of 25% on each anniversary of the grant date so that on the fourth anniversary they are fully vested, except that 50% of the options will vest immediately if our share price increases to three times the exercise price of the options and the remaining 50% will vest immediately if our share price increases to four times the exercise price of the options.

   Beginning on January 1, 2000, non-employee directors received an annual cash retainer of $10,000 (increased from $8,000) and $1,000 for each board or committee meeting attended in person, or $500 if such meeting was attended by telephone. Beginning on January 1, 2001, non-employee directors who serve as chairperson for a committee or the board will receive an additional $500 for each committee or board meeting they chair. Pursuant to the 1998 Non-Employee Directors Stock Incentive Plan ("Director Stock Incentive Plan"), non-employee directors are required to take 50% of their annual retainer and meeting fees, and may elect to take the remaining 50% of their retainer and meeting fees, in the form of common stock, deferred rights to receive common stock or options to acquire common stock.

   Under our current policy, the board of directors may, upon the request of the President and Chief Executive Officer, retain a director as a consultant. We pay directors serving as consultants $3,000 per day for each day that they provide consulting services and, if less than a full day, $375 per hour. However, the aggregate amount of compensation paid to any director consultant may not exceed $45,000 per year. Directors serving as consultants also are reimbursed for reasonable travel and living expenses while working. During the fiscal year ended September 30, 2000, no director received compensation as a consultant from us.

   We also maintain a relationship with Radnet, Inc. for the licensing of certain software developed by Radnet, Inc. and related services associated with the software. Mr. Chamberlain is the Chief Financial Officer of Radnet, Inc., and Mr. Heinen is a director of Radnet, Inc. During fiscal 2000, we paid Radnet, Inc. $323,530 in license fees and fees for services provided. This information has been reviewed with our independent accountants.

   We do not compensate directors who are also our employees for their service as directors.

Benefits to Non-Employee Directors

   As of December 1, 2000, there were five current non-employee directors participating in the Director Option Plan and two former non-employee directors holding options previously granted under the Director Option Plan. There are a total of 222,250 options outstanding under the Director Option Plan. The exercise price for these options range from $7.32 to $21.96. As of December 1, 2000, there were five current non-employee directors participating in the Directors Stock Incentive Plan and a total of 23,532 options and a deferred right to receive 1,305 shares of common stock outstanding under the Director Stock Incentive Plan. The exercise price for these options range from $5.75 to $16.50. The deferred right to receive common stock will be granted 30 days after the director retires from the board. The value will reflect the excess of the fair market value of the Common Stock on the date of exercise of the option over the exercise price of the option. The closing price of the common stock as reported on the Nasdaq National Market on December 1, 2000 was $6.53.

                             EXECUTIVE COMPENSATION

Summary of Compensation

   The following table summarizes the compensation accrued by us in each of the fiscal years ended September 30, 1998, 1999 and 2000 with regard to Richard C. Cook, our President and Chief Executive Officer, and our other three executive officers whose annual compensation and bonus was $100,000 or more for fiscal 2000. We refer to these four executive officers as the "named executive officers."

                           Summary Compensation Table

                                                  Annual               Long-Term
                                               Compensation       Compensation Awards
                                            ------------------ --------------------------
                                                                 Restricted    Securities
                                     Fiscal                         Stock      Underlying     All Other
    Name and Principal Position       Year  Salary($) Bonus($) Awards($)(1)(2) Options(#) Compensation($)(3)
    ---------------------------      ------ --------- -------- --------------- ---------- ------------------
Richard C. Cook.....................  2000  $278,697  $213,750    $175,313       75,000          5,111
  President and Chief Executive       1999   250,487   100,000     200,001      125,000          5,943
  Officer                             1998   201,690   311,443         --        10,500          4,926

Stephen C. Haley(4).................  2000   169,675   587,599     147,422      264,000         14,111
  Chief Operating Officer

William J. Gilmour..................  2000   141,995    70,131      59,766       30,000          5,111
  Chief Financial Officer, Vice       1999   124,819    47,400      70,002       30,000          4,944
  President of Finance and Treasurer  1998   110,000   114,121         --         4,600          4,926

Martin D. Avallone(5)...............  2000   151,967    46,135      59,766       20,000          5,111
  Vice President, General Counsel     1999   136,442    27,213      30,001       15,000          4,944
   and Secretary

--------
(1) On April 14, 1999, we issued the following number of shares of restricted common stock to the following named executive officers: 47,059 shares to Mr. Cook, 16,471 shares to Mr. Gilmour and 7,059 shares to Mr. Avallone. The dollar amounts shown in the table represent the fair value of the award on the grant date. The individuals can vote the stock and are eligible for any dividends paid on the stock but may not dispose of the shares before April 14, 2002, at which time the named executive officer must be employed by us in order to gain the right to dispose of the shares. As of September 30, 2000, the value of the restricted stock awards were as follows: $317,648 for Mr. Cook, $111,179 for Mr. Gilmour and $47,648 for Mr. Avallone.
(2) On March 31, 2000, we issued the following number of shares of restricted common stock to the following named executive officers: 11,000 shares to Mr. Cook, 9,250 shares to Mr. Haley, 3,750 shares to Mr. Gilmour and 3,750 shares to Mr. Avallone. The dollar amounts shown in the table represent the fair value of the award on the grant date. The individuals can vote the stock and are eligible for any dividends paid on the stock but may not dispose of the shares before March 31, 2003, at which time the named executive officer must be employed by us in order to gain the right to dispose of the shares. As of September 30, 2000, the value of the restricted stock awards were as follows: $74,250 for Mr. Cook, $62,438 for Mr. Haley, $25,313 for Mr. Gilmour and $25,313 for Mr. Avallone.
(3) Consists of matching contributions of $5,100 made by us to our 401(k) Plan for the benefit of each named executive officer based on a percentage of the named executive officer's contributions to the 401(k) Plan and $11 paid by us on behalf of each of the named executive officers in connection with our group life insurance and accidental death and dismemberment policies. During fiscal 2000, we also paid $9,000 of Mr. Haley's moving expenses.
(4) Mr. Haley served as President and Chief Executive Officer of Pivotpoint, Inc. prior to its acquisition by us in January 2000. Bonus includes a $500,000 additional bonus paid to Mr. Haley in connection with our acquisition of Pivotpoint. Securities Underlying Options includes 14,000 shares subject to options granted to Mr. Haley's wife.
(5) Mr. Avallone was an attorney for IBM until July 1997. Mr. Avallone served as our General Counsel and Secretary from July 1997 until October 1, 1998, when he was elected Vice President, General Counsel and Secretary.

Employment Agreements

     We are a party to Change of Control Employment Agreements with Richard C. Cook, William J. Gilmour and Martin D. Avallone. We are also party to a three year employment agreement with Stephen C. Haley. Each Change of Control Employment Agreement provides that if a change of control occurs during the change of control period, we will employ the executive from the date of the change of control until the third anniversary of that date on the terms set forth in the agreement. "Change of control" is generally defined to mean:

  . the acquisition by any individual, entity or group of beneficial ownership of 25% or more of the combined voting power of our outstanding voting securities entitled to vote in the election of directors;

  . the failure of the individuals who constitute the board of directors as of the date of the Change of Control Agreement to continue to constitute at least a majority of the board;

  . the consummation of certain reorganizations, mergers, consolidations, or sales or other dispositions of all or substantially all of our assets; or

  . the approval by our shareholders of our complete liquidation or dissolution.

   "Change of control period" is generally defined to mean the period commencing on the date of each Change of Control Agreement and ending three years after that date; provided that on each anniversary of a Change of Control Agreement, the "change of control period" is automatically extended so as to terminate three years after such anniversary, unless we provide timely notice to the executive that we will not extend the period.

   In exchange for an executive's services under his Change of Control Employment Agreement, during the employment period, the executive will: (a) receive an annual base salary that is at least equal to 12 times the highest monthly base salary paid or payable to him during the twelve month period prior to the effective date; (b) be awarded an annual cash bonus that is at least equal to his highest annual bonus for the last three full fiscal years prior to the effective date; and (c) be entitled to participate in the same incentive, savings and retirement plans, practices, policies and programs as our other senior executives, and the executive and his family will receive the same benefits under all of our welfare benefit plans, practices, policies and programs as our other senior executives. In addition, subject to certain limitations, the Change of Control Agreements of Messrs. Cook and Gilmour provide that if a payment to or for the benefit of Mr. Cook or Mr. Gilmour would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Cook or Mr. Gilmour will be entitled to receive an additional payment such that after payment by him of all taxes (including, without limitation, such excise tax, income taxes and interest and penalties), he will retain an amount of such additional payment equal to such excise tax.

   With respect to both the Change of Control Employment Agreements and Mr. Haley's employment agreement, if during the employment period, an executive's employment is terminated by us other than for cause or disability, or an executive terminates his employment for good reason, then the executive will receive a lump sum cash payment equal to the sum of (1) to the extent unpaid, the executive's annual base salary through the date of termination; (2) an amount equal to the executive's annual bonus for the most recently completed fiscal year, reduced pro rata for the number of days remaining in the fiscal year; (3) to the extent unpaid, any compensation previously deferred by the executive and any accrued vacation pay and (4) for Mr. Avallone, two times the sum of his annual base salary and most recent bonus, for Mr. Haley, one-half of his annual base salary and most recent bonus or, if such termination follows a change of control, two and one-half times the sum of his annual base salary and most recent bonus, and for Messrs. Cook and Gilmour, three times the sum of their respective annual base salaries and most recent bonuses. In addition, for a period of time after the date of termination, we will continue to provide welfare benefits to the executive and his family, subject to certain limitations, and we will pay or provide any other amounts or benefits required to be paid or provided to the executive under any of our plans, programs, policies, practices or contracts. However, each executive will forfeit his right to receive, or shall repay, the lump sum payment referred to in clause
(4) above if, at any time
during two years after the date on which his employment terminates, he violates the post-employment restrictive covenants contained in his agreement.

   If, during the employment period, an executive's employment is terminated for cause, we will be obligated to pay the executive's annual base salary through the termination date, the amount of any deferred compensation owing to the executive and the executive's other benefits. If an executive voluntarily terminates his employment other than for good reason, we will be obligated to pay the executive his accrued obligations and provide his other benefits. If, during the employment period, an executive dies or becomes disabled, we will be obligated to pay the executive or his estate a lump sum payment for the executive's accrued obligations and shall provide the executive's other benefits. In addition, each executive's agreement provides that the executive is not required to seek other employment or take other actions to mitigate amounts payable, and such amounts will not be reduced if the executive obtains other employment following the termination of his employment with us.

   Each executive's agreement also provides that for a two-year period following the termination of his employment, the executive may not disclose or otherwise use any of our confidential information, solicit or induce any of our employees to terminate their employment, solicit our customers for the purpose of selling competing services to such customers or engage in the provision of competing services within the State of Georgia.

Option Grants

   The following table provides information with regard to stock option grants to the named executive officers pursuant to our 1998 Long Term Incentive Plan, or LTIP, during fiscal 2000. Except as otherwise set forth in the footnotes to the table, all options become exercisable at the rate of 25% per year beginning on the first anniversary of the grant date. All options expire ten years from the date of grant.

                       Option Grants In Last Fiscal Year

                                                                   Potential Realizable
                                      Percent                              Value
                                     of Total                        at Assumed Annual
                                      Options                              Rates
                         Number of    Granted                         of Stock Price
                         Securities     to     Exercise                Appreciation
                         Underlying  Employees or Base                for Option Term
                          Options    In Fiscal  Price   Expiration ---------------------
          Name           Granted(#)   Year(1)   ($/Sh)     Date      5%($)      10%($)
          ----           ----------  --------- -------- ---------- ---------- ----------
Richard C. Cook.........  75,000(2)     4.14%   $15.94   3/30/2010 $  751,726 $1,905,021
Stephen C. Haley........ 200,000(3)    11.05     11.25  12/14/2009  1,415,013  3,585,920
                          10,000(4)     0.55     15.00   1/11/2010     94,334    239,061
                          50,000(2)     2.76     15.94   3/30/2010    501,150  1,270,013
                           4,000(4)     0.22      5.50    6/1/2010     13,836     35,062
William J. Gilmour......  30,000(2)     1.66     15.94   3/30/2010    300,690    762,008
Martin D. Avallone......  20,000(2)     1.10     15.94   3/30/2010    200,460    508,006

--------
(1) Options to purchase a total of 1,810,433 shares of common stock were granted to employees in fiscal 2000.
(2) These options will vest at the rate of 25% per year, except that 50% of the options will vest immediately if our share price increases to three times the exercise price of the options and the remaining 50% will vest immediately if our share price increases to four times the exercise price of the options.
(3) 50% of these options would have vested immediately on December 31, 2000 if specific Company financial objectives had been met. Those objectives were not met, and the options will instead vest at the rate of 25% per year beginning on the first anniversary of the grant date.
(4) These options were granted to Mr. Haley's wife, who is one of our Directors of Marketing. All of the options granted on June 2, 2000 vest on June 2, 2004, except that 50% of the options granted will vest immediately if our share price increases to $20.00 and the remaining 50% will vest immediately if our share price increases to $30.00.

   Amounts reported in the last two columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. The numbers shown in these two columns are calculated based on SEC rules and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of such exercises and the future performance of the common stock. We do not guarantee that the rates of appreciation assumed in these two columns can be achieved or that the amounts reflected will be received by the named executive officers. The two columns do not take into account any appreciation of the price of the common stock from the date of grant to the current date.

Option Exercises and Fiscal Year-End Option Values

   The following table sets forth information regarding

  . the number of shares of common stock received upon exercise of options by the named executive officers during fiscal 2000;

  . the net value realized upon such exercise (the net value realized upon exercise is equal to the difference between the option exercise price and the closing sale price of $6.75 per share of common stock on the Nasdaq National Market on September 29, 2000);

  .  the number of unexercised options held at September 30, 2000; and,

  . the aggregate dollar value of unexercised options held at September 30, 2000.

 Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                   Number of Securities
                                                  Underlying Unexercised   Value of Unexercised In-
                           Shares                Options at September 30,    The-Money Options at
                         Acquired On    Value             2000(#)            September 30, 2000($)
          Name           Exercise(#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ----------- ----------- ------------------------- -------------------------
Richard C. Cook.........     --          --           272,775/170,325          $198,913/$117,188
Stephen C. Haley(1).....     --          --                --/264,000                    0/5,000
William J. Gilmour......     --          --             98,857/68,265              46,875/28,125
Martin D. Avallone......     --          --             54,475/58,225              23,438/14,063

--------
(1) Includes options to purchase 14,000 shares granted to Mr. Haley's wife.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The audit committee of the board of directors is composed of three directors who are independent directors as defined under the rules of The Nasdaq Stock Market, Inc. As required by such rules, each of the committee members is financially literate and the chairman of the committee, as the chief financial officer of a company and our former chief financial officer, has financial management expertise. The audit committee operates under a written charter adopted by the board of directors on June 9, 2000, which is included as Exhibit A to this proxy statement.

   The audit committee reviews with our independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any. Members also consult with the independent accountants and management with regard to our accounting methods and the adequacy of our internal accounting controls as well as review the range of the independent accountants' audit and nonaudit fees. The audit committee also discusses annually with the independent accountants (1) the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and (2) the independent accountants' independence from the Company and its management, including the matters in the written disclosures that the independent accountants provide to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

   The audit committee has reviewed our audited year-end financial statements and discussed them and the audit with our management and the auditors. Based on the reviews and discussions referenced above, the audit committee has recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000 for filing with the SEC.

Committee Members:

     George A. Chamberlain 3d (Chairman)
     H. Mitchell Watson, Jr.
     Roger J. Heinen, Jr.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Introduction

   The compensation committee is responsible for developing our executive compensation policies and advising the board of directors with respect to these policies. This report by the compensation committee reviews our policies generally with respect to the compensation of all executive officers as a group for fiscal 2000 and specifically reviews the compensation established for our Chief Executive Officer for fiscal 2000.

   The members of the committee are Edward J. Kfoury (Chairman), H. Mitchell Watson, Jr. and Terry H. Osborne. None of the committee members is or has been an officer or employee of us or any of our subsidiaries or has engaged in any business transaction with us or has any business relationship with us that is required to be disclosed in this proxy statement.

Compensation Policy for Executive Officers

   Our executive compensation program is designed to attract and retain a highly qualified and motivated management team, reward individual performance and link the interests of the senior executives directly with those of the shareholders through a highly leveraged compensation program, performance units, stock options and restricted stock. Our 2000 compensation program is comprised of base salary, annual bonuses and long-term incentive pay in the form of stock options and restricted stock. This program applies to all of our key executive management personnel, including our Chief Executive Officer. All of our executives also are eligible for other employee benefits, including life, health, disability and dental insurance and our 401(k) savings plan and employee stock purchase plan.

   Base Salary and Annual Bonus. The compensation committee set the total cash compensation of top executive management for fiscal 2000 after reviewing total compensation levels in the software industry for comparable executive positions. Total cash compensation consists of two components, base salary and annual bonus.

   The compensation committee established annual base salaries at levels competitive with those of similarly situated companies of similar size and revenue levels in our industry. The compensation committee set the criteria for earning annual cash bonuses for executive officers in fiscal 2000 on a combination of our financial performance and the achievement of individual or group performance goals. The compensation committee established average and target bonus amounts after reviewing similar information presented in independent industry surveys. The compensation committee created highly leveraged total cash compensation plans for our executive officers by setting bonus levels which could potentially enable the executives to earn more in annual bonus as a percentage of their annual base salary than their peers at competitive firms. The compensation committee's review ranged from broad-based overviews of the entire software industry to information regarding entities more similar to us in revenues. Based on such comparative information, the compensation committee used "median" and 90th percentile levels as a guide for setting total cash compensation amounts for our top management positions.

   As indicated above, the committee set exceptionally high financial performance targets for the bonus plans. Bonus payment amounts would be accelerated if such targets were met, such that the executive in many cases would be paid at the 90th percentile for similarly situated executives at comparable software companies. During fiscal 2000, earnings per share based incentive awards were payable only if earnings per share performance exceeded 50% of targeted levels. Generally, if actual performance ranged from 50% to 58% of targeted performance, our executive officers received 6.25% of the budgeted amount for each 1% of performance achieved. From 58% to 100% of targeted performance, our executive officers received 1.2% of the budgeted amount for each 1% of performance achieved. For performance exceeding 100%, an executive officer received 2.4% of the budgeted amount for each 1% increase in performance. Incentive pay received by all executive officers for fiscal 2000 ranged from $46,635 to $213,750. This represented from 48% to 78% of targeted bonus amounts established.

   Additional Bonus. In connection with the acquisition of Pivotpoint, Inc., we hired Mr. Stephen C. Haley, the chief executive officer of Pivotpoint as our Chief Operating Officer. As part of the acquisition, we agreed to pay Mr. Haley a bonus of $1,000,000. We paid the first $500,000 in fiscal 2000. Provided Mr. Haley continues to be employed by us, we will pay him the remaining amount in equal installments on January 12, 2001 and January 12, 2002.

   Long-Term Incentive Pay. Long-term incentive pay is reviewed at least annually for our senior executives. The compensation committee establishes an annual long-term incentive compensation amount for each senior executive based on his performance. Long-term incentives consist of stock options, performance units, and restricted stock.

   Stock Options. Stock options are typically granted annually under the LTIP to executives officers. All options granted to executive officers in fiscal 2000 have an exercise price equal to the fair market value of the underlying stock on the date of grant, expire ten years from the date of grant and become exercisable at the rate of 25% per year beginning on the first anniversary of the grant date; provided, however, that 50% of the options granted generally vest immediately if the share price increases to three times the exercise price of the options and the remaining 50% generally vest immediately if the share price increases to four times the exercise price of the options.

   Restricted Stock. The compensation committee may make awards of restricted stock, which are subject to restrictions on transferability and other restrictions, possibly including limitations on the right to vote the restricted stock or the right to receive dividends on the restricted stock. The compensation committee granted restricted stock to each of our executive officers in fiscal 2000. The restrictions, which are as to transferability only, lapse three years from the date of grant.

   Performance Units. Performance units, if awarded, represent the right to receive shares of common stock at the end of the performance period based on the attainment of targeted cumulative growth in earnings per share. Such performance units are designed to reward executive officers for achievement of long-term financial objectives, such as increasing long-term shareholder value. Performance units also provide a method of increasing our senior executives' stock ownership. The initial performance period under our Executive Growth Plan was October 1, 1997 through September 30, 2000, and performance units were granted on April 1, 1998 for this initial performance period. No additional performance units were granted during fiscal 2000, and based on our financial performance in fiscal 2000, none of the performance units granted on April 1, 1998 were paid out. The compensation committee may grant additional performance units from time to time, and new performance goals would be set at the beginning of each new period. However, at the present time, the compensation committee does not intend to grant additional performance units.

Chief Executive Officer's Compensation

   Richard C. Cook served as our President and Chief Executive Officer during fiscal 2000. Mr. Cook's fiscal 2000 base salary was $275,000. Based on our financial performance in fiscal 2000, Mr. Cook earned an annual incentive bonus of $213,750, which represented 71% of his target annual incentive pay amount. The compensation committee also granted Mr. Cook 11,000 shares of restricted stock under the LTIP. The compensation committee set the levels of many components of Mr. Cook's compensation based upon comparative information regarding compensation of chief executive officers at companies of similar size and revenue levels in the software industry. Mr. Cook's total compensation for fiscal 2000 is provided in detail in the Summary Compensation Table set forth above.

Policy With Respect to Deductibility of Compensation Expense

   It is the responsibility of the compensation committee to address the issues raised by Code Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits our annual tax deduction to $1,000,000 for compensation paid to our Chief Executive Officer and each of our named executive officers, unless the compensation is "performance based" as defined in the Code. The LTIP and our general cash bonus plans are designed to comply with Internal Revenue Service requirements for deductibility of performance-based compensation.

Conclusion

   Our executive compensation program is designed to closely link pay with performance and the creation of shareholder value. Executive compensation is highly leveraged. If we achieve average financial performance levels, our executives will be compensated at "median levels" for comparable companies. If our performance is exceptionally higher at the targeted levels, executive compensation will substantially exceed such "median levels." The compensation committee believes that the program has been and will continue to be successful in supporting our financial growth and other business objectives.

COMMITTEE MEMBERS:

   Edward J. Kfoury (Chairman)
   H. Mitchell Watson, Jr.
   Terry H. Osborne

                            STOCK PERFORMANCE GRAPHS

   The following stock performance graph and accompanying table compare the shareholders' cumulative return on our common stock from September 30, 1995 to September 30, 2000 with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Computer and Data Processing Index over the same period. The comparative data assumes $100.00 was invested on September 30, 1995 in the common stock and in each of the indices referred to above and assumes that any dividends were reinvested. However, the performance graph and table do not reflect a dividend of one share of common stock of our former subsidiary Marcam Solutions, Inc. for every two shares of our common stock that was distributed to our shareholders in a spin-off transaction on July 29, 1997.

                           [STOCK PERFORMANCE GRAPH]


                                            Sept. Sept. Sept. Sept. Sept. Sept.
                                            1995  1996  1997  1998  1999  2000
                                            ----- ----- ----- ----- ----- -----
  MAPICS, Inc.............................. $100  $ 78  $134  $227  $ 89  $ 69
  NASDAQ U.S...............................  100   119   163   166   270   359
  NASDAQ Computer & Data Processing........  100   124   168   218   369   484

   The following stock performance graph and accompanying table compare the shareholders' cumulative return on the common stock from July 29, 1997, the date of the distribution of the Marcam Solutions' common stock, to September 30, 2000 with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Computer and Data Processing Index over the same period. The comparative data assumes $100.00 was invested on July 29, 1997 in the common stock and in each of the indices referred to above and assumes that dividends were reinvested.

                           [STOCK PERFORMANCE GRAPH]


                                                    July Sept. Sept. Sept. Sept.
                                                    1997 1997  1998  1999  2000
                                                    ---- ----- ----- ----- -----
   MAPICS, Inc..................................... $100 $131  $222  $ 87  $ 68
   NASDAQ U.S......................................  100  106   108   176   233
   NASDAQ Computer & Data Processing...............  100   99   128   218   274

   The stock price performance shown in the two graphs and tables set forth above is not necessarily indicative of future stock price performance. We obtained the information used in the graphs and tables from the Nasdaq Stock Market, which we believe to be a reliable source but we are not responsible for any errors or omissions in the information.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   The United States securities laws require our directors, executive officers and any persons who beneficially own more than 10% of our common stock to file with the SEC and the Nasdaq Stock Market initial reports of ownership and subsequent reports of changes in ownership. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during fiscal 2000 all directors, executive officers and beneficial owners of more than 10% of our common stock made all required filings.

                SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

   To be considered for inclusion in our proxy statement for the 2002 annual meeting, director nominations and other proposals of shareholders must be submitted in writing to our Corporate Secretary on or before August 31, 2001. For any director nomination or other proposal that is not submitted for inclusion in next year's proxy statement but is instead sought to be presented directly to the shareholders at the 2002 annual meeting, management will be able to vote proxies in its discretion if we:

  . receive notice of the proposal before the close of business on November 14, 2001 and advise shareholders in the proxy statement for the 2002 annual meeting about the nature of the proposal and how management intends to vote on the proposal, or

  . do not receive notice of the proposal before the close of business on November 14, 2001.

   All director nominations and other proposals of shareholders with regard to the 2002 annual meeting should be submitted by certified mail, return receipt requested, to MAPICS, Inc., 1000 Windward Concourse Parkway, Alpharetta, Georgia 30005, Attention: Martin D. Avallone, Vice President, General Counsel and Secretary.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   PricewaterhouseCoopers LLP has audited our financial statements for fiscal 2000. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will be available to respond to appropriate questions.

                                By Order of the board of directors,


                                /s/ Martin D. Avallone

                                Martin D. Avallone
                                Vice President, General Counsel and Secretary

Atlanta, Georgia
December 29, 2000

   Our 2000 Annual Report and our Annual Report on Form 10-K for the fiscal year ended September 30, 2000, which includes audited financial statements, have been mailed to shareholders with these proxy materials. Such materials do not form any part of the materials for the solicitation of proxies.

                                                                       EXHIBIT A

                                  MAPICS, INC.
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the corporation to any governmental body or the public; the corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established; and the corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the audit committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The audit committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the corporation's independent accountants.

  . Provide an open avenue of communication among the independent accountants, financial and senior management and the board of directors.

   The audit committee will primarily serve these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II. COMPOSITION

   The audit committee shall be comprised of three or more directors as determined by the board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgement as a member of the committee. Members of the audit committee shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. All members of the committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the corporation or an outside consultant.

   The members of the committee shall be elected by the board at the annual organizational meeting of the board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full board, the members of the committee may designate a chair by majority vote of the full committee membership.

III. MEETINGS

   The committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the committee or each of these groups believe should be discussed privately. The committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the committee or at least its chair should meet with the independent accountants and management quarterly to review the corporation's financial statements consistent with IV.3 below.

   The presence of at least a majority of the members of the audit committee shall be necessary for the transaction of business at all meetings of the audit committee and action of the audit committee shall require the concurrence of a majority of those present at such a meeting.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the audit committee shall:

  Document/Reports Review

     1. Review and update this charter periodically, at least annually, as conditions dictate.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review with financial management and the independent accountants the Annual Report, Form 10-K and Form 10-Q prior to its filing or prior to the release of earnings. The chair of the committee may represent the entire committee for purposes of this review.

  Independent Accountants

     4. Recommend to the board of directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the committee should review and discuss with the accountants all significant relationships the accountants have with the corporation to determine the accountants' independence. The audit committee shall be responsible for receiving from the external accountants a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

  Financial Reporting Process

     7. In consultation with the independent accountants, review the integrity of the organization's financial reporting process, both internal and external.

     8. Consider the independent accountants' judgements about the quality and appropriateness of the corporation's accounting principles as applied in its financial reporting.

     9. Consider and approve, if appropriate, major changes to the corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

  Process Improvement

     10. Establish regular and separate systems of reporting to the audit committee by each of management and the independent accountants regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

     11. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the audit committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the committee.)

                                [LOGO OF MAPICS]

Vote By Telephone                          Vote By Internet
It's fast, convenient, and immediate!      It's fast, convenient, and your vote
1-877-PRX-VOTE (1-877-779-8683)            is immediately confirmed and posted.

Follow these four easy steps:              Follow these four east steps:

1. Read the accompanying proxy statement   1. Read the accompanying proxy
   and proxy card.                            statement and proxy card.

2. Call the toll-free number               2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683)            http://www.eproxyvote.com./mapx

3. Enter your 14-digit voter control       3. Enter your 14-digit voter
   number located on your proxy card          control number located on your
   above your name.                           proxy card above your name.

4. Follow the recorded instructions.       4. Follow the instructions provided.

Your vote is important!                    Your vote is important!
Call 1-877-PRX-VOTE anytime!               Go to http://www.eproxyvote.com/mapx
                                           anytime!

Do not return your proxy card if you are voting by telephone or Internet

 IF YOU HAVE NOT SUBMITTED YOUR PROXY VOTING INSTRUCTIONS BY TELEPHONE OR THE
             ---
  INTERNET, THEN PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE
                          ENCLOSED PREPAID ENVELOPE.


RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving shareholder material electronically via the Internet helps reduce MAPICS' mailing and printing costs. To receive future proxy materials electronically, go to:
http://www.econsent.com/mapx and follow the instructions provided. Your enrollment in this program will remain in effect until you cancel your enrollment. You are free to cancel your enrollment at any time by going to http://www.econsent.com/mapx on the Internet.


                                  DETACH HERE

X   PLEASE MARK VOTE AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

1. The election of (01) Edward J. Kfoury as Class 1 director to serve until the 2004 annual meeting of shareholders and until his successor is elected and qualified.

   [_]  FOR  [_] WITHHELD

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [_]

                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. [_]

                              In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournments thereof.

                         Please mark, date and sign exactly as your name appears on this proxy card. When shares are jointly held, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Signature:              Date:              Signature:             Date:
          -------------      -------------           ------------      ---------

                                  DETACH HERE

                                REVOCABLE PROXY
                                  COMMON STOCK
                                  MAPICS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS. IF YOU CHOOSE TO SUBMIT YOUR PROXY VOTING INSTRUCTIONS BY TOUCH TONE TELEPHONE OR THE INTERNET, THEN DO NOT RETURN THIS PROXY CARD.

     The undersigned hereby appoints William J. Gilmour and Martin D. Avallone , and each of them, proxies with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of MAPICS, Inc. that the undersigned is entitled to vote at the 2001 annual meeting of shareholders, to be held February 13, 2001 at 9:00 a.m. at the Four Seasons Hotel, 75 14th Street, Atlanta, Georgia, and at any and all adjournments.

     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE ELECTION OF THE ONE NOMINEE NAMED IN PROPOSAL 1. If any other business is presented to a vote of the shareholders at the annual meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors does not know of any other business to be presented to a vote of the shareholders at the annul meeting.

     If the undersigned elects to withdraw this proxy card on or before the time of the annual meeting or any adjournments and notifies Martin D. Avallone, our Vice President, General Counsel and Secretary, at or prior to the annual meeting of that decision, then the power of this proxy shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and does not submit a duly executed and subsequently dated proxy card prior to the annual meeting, the undersigned may vote all shares of common stock owned by the undersigned as of the record date, December 15, 2000, in person at the annual meeting.


SEE REVERSE           (Continued, and to be signed and dated,        SEE REVERSE
   SIDE                         on the reverse side)                     SIDE